Exhibit 99.1

Byrna Technologies Announces CEO Transition

Transformational Leader Bryan Ganz to Retire as CEO

Conn Davis Appointed as Successor

TJ Kennedy Appointed Chair of the Board

ANDOVER, Mass. – March 3, 2026 – Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a personal defense technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions, today announced that Bryan Ganz is retiring as Chief Executive Officer and as a member of the Company’s Board of Directors. Following an extensive search process, with the assistance of a leading independent search firm, the Byrna Board has appointed Conn Davis to succeed Mr. Ganz and join the Board as a Director, effective immediately. To facilitate a smooth transition, Mr. Ganz will serve as an advisor to support the incoming CEO for up to six months.

Additionally, as part of Byrna’s broader leadership succession strategy, TJ Kennedy, who has served as a Director since September 2025, has been elected to succeed Herbert Hughes as Chair of the Board. Mr. Hughes will continue to serve as a Director on the Board.

Mr. Davis is a growth-oriented public company executive with deep experience across strategy, product innovation, marketing, eCommerce, and mergers and acquisitions. He most recently served in a series of executive leadership positions at MasterBrand, Inc., culminating in his role as Executive Vice President, Strategy and Corporate Development. At MasterBrand, Mr. Davis shaped the company’s long-term growth roadmap, strengthened its M&A capability and pipeline, and enhanced its commercial execution. He brings a track record of successful product launches, delivering measurable efficiency gains and performance improvements, and driving top- and bottom-line growth.

Since becoming CEO in 2019 after first joining the Company’s Board in 2016, Mr. Ganz’s leadership of Byrna has been transformational. He led the Company’s transition from a small research and development company to a multinational manufacturing and sales operation with a portfolio of unique self-defense products, including less-lethal launchers, projectiles, and other personal security tools, as well as a robust innovation pipeline. Mr. Ganz also oversaw the Company’s listing on the OTCQB, its uplisting to Nasdaq, its inclusion in the Russell 2000, its shift to a more institutional governance model, and, most importantly, the strategic transition to a consumer model featuring the Byrna brand of less-lethal launchers.

“The work we have done since 2018, when we pivoted to a consumer-focused self-defense model, has allowed us to bring Byrna’s mission to life by providing less-lethal personal safety options that are safe, reliable, and effective. It has been the highlight of my career,” said Mr. Ganz. “When I first joined the Company, we had $250,000 in annual sales and produced 40mm impact rounds for law enforcement. Today, we offer customers a wide range of unique self-defense products manufactured in our Fort Wayne factory through a robust direct-to-consumer program and an established national network of more than 1,500 leading sporting goods dealers. With over 775,000 launchers sold worldwide, Byrna had record revenues of $118 million last year, growing at an 84% CAGR over the last seven years following our move to a consumer model. Last year, Forbes named Byrna the 10th Most Successful Small Cap company in America. I am incredibly proud of our team and all we have accomplished. It has been a privilege to be part of this remarkable journey with them.”

Mr. Davis added, “I have long admired that Byrna’s mission is grounded in a desire to save lives, and I am honored to join as CEO at this important time for the Company. The team has made great strides to position Byrna for the future by expanding its retail presence, successfully launching new products, and scaling and onshoring operations, and I believe we have the right pieces in place to seize new growth opportunities. I am excited to work alongside the management team and thank Bryan for his commitment to supporting the transition as we begin this new chapter and take Byrna to the next level.”

Mr. Ganz continued, “With a strong foundation in place, the time is right to bring in a new CEO with the skills and expertise to take Byrna to new heights. The Board and I have been intensely focused on succession planning, with a focus on bringing in a new generation of leadership to the Company, and I can attest that Conn brings the mix of experience, fresh energy, and skillsets that we were seeking. He has a proven track record of creating and executing product development and go-to-market strategies that translate into profitable growth, as well as successful M&A and integration experience. What’s more, he is passionate about our work to enable customers to protect and defend themselves without resorting to lethal force, and I look forward to supporting him as an advisor.”

“On behalf of the Board of Directors, I would like to thank Bryan for his invaluable vision and leadership. He has been a key architect of the Byrna story, and we will continue to benefit from his insights throughout this transition,” said Mr. Kennedy. “We also are thrilled to welcome Conn as Byrna’s next CEO. Conn is a strong leader with extensive experience in strategy and growing operations that will be critical as we continue to expand our product range and channels. I look forward to leveraging my own experience scaling mission-critical public safety technologies and serving as a public company CEO to support Conn and the rest of our talented management team as I step into the role of Board Chair.”

Mr. Kennedy continued, “Herb has made many significant contributions to the Board since he first joined in 2019, and he is a strong proponent of the broader leadership succession strategy for both the Board and management at Byrna. He has also been instrumental in overseeing the CEO search process, and we are grateful that Herb will remain on the Board as we continue advancing Byrna’s mission. With world-class teams at the management level and in the boardroom, we are confident that we will unlock tremendous opportunities ahead for Byrna.”

The Company intends to release select preliminary results for the fiscal first quarter of 2026 consistent with its normal reporting cadence.

About Conn Davis

Conn Davis most recently served as Executive Vice President, Strategy and Corporate Development, at MasterBrand, Inc., leading a team of more than 100 associates spanning product development and innovation, marketing, corporate strategy, and M&A. Earlier in his time at MasterBrand, Mr. Davis served as EVP, Corporate Strategy and GM eCommerce, more than doubling business unit revenue in two years, after serving as Vice President, Corporate Strategy, leading corporate strategy, M&A, a strategic business unit, and market research and insights. Prior to joining MasterBrand, he served as Director of Strategy at Fortune Brands Home & Security, before which he worked at Bain & Company and at Jenkins & Kling, P.C. and Brown & James, P.C. as an attorney. Mr. Davis holds a bachelor’s degree from Southeast Missouri State University, a J.D. from DePaul University, and an M.B.A. from the Olin Business School at Washington University in St. Louis.

About TJ Kennedy

TJ Kennedy has served as an Independent Director on the Board of Directors since September 2025. He brings more than two decades of leadership experience in technology, wireless, and public safety. Mr. Kennedy is currently CEO of GeoComm, which is a SaaS company that is dedicated to saving lives and protecting people through precise location intelligence. GeoComm serves communities across the U.S., ensuring the safety of over 100 million people. He previously served as CEO of Wrap Technologies, an innovative non-lethal public-safety device company, where he helped expand less-lethal restraint device adoption to nearly 1,000 agencies in 59 countries. He was also President of FirstNet, where he was instrumental in executing the U.S. government’s largest-ever public-private partnership. Mr. Kennedy holds a B.S. in health promotion and education from the University of Utah and an M.B.A. from Johns Hopkins University.

About Byrna Technologies Inc.

Byrna is a personal defense technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company’s investor relations site here. The Company is the manufacturer of the Byrna® CL, Byrna® LE and Byrna® SD personal security devices, state-of-the-art handheld CO2 powered launchers designed to provide a less-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company’s e-commerce store.

Investor Contact:

Tom Colton and Alec Wilson

Gateway Group, Inc.

949-574-3860

BYRN@gateway-grp.com